EXHIBIT - 3 i

                    Filed with the Department of State on March 12, 1996
                   New York State
                 Department of State
          Division of Corporations and State Records
                   Albany, NY 12231

               Certificate of Incorporation
                           Of
                     The Internet Fund, Inc.

             Under Section 402 of the Business Corporation Law

First: The name of the corporation is: Internet Fund, Inc.

Second: This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body.

Third: The county within this state, in which the office of the corporation is to be located is: Westchester

Fourth: The total number of shares which the corporation shall have authority to issue and a statement of the par value of each share or a statement that the shares are without par value are: 10,000,000 authorized with a par value of $0.001

Fifth: The secretary of state is designated as agent of the corporation upon whom process against the corporation may be served. The post office address to which the secretary of state shall mail a copy of any process accepted on behalf of the corporation is:
           473 Martling Avenue
           Tarrytown, NY 10591

Sixth: (optional) The name and steet address in this state of the registered agent upon whom process against the corporation may be served is:

Seventh: (optional - if this provision is used, a specific date must be state which is not before, nor more than 90 days after the date of filing) The date corporate existence shall begin, if other than the date of filing, is:


IN WITNESS WHEREOF, this certificate has been subscribed this 8th day of March 1996, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.

Leonid Polyakov
_______________
Signature

473 Martling Avenue
Tarrytown, NY 10591